As filed with the Securities and Exchange Commission on April 26, 2021

Registration No. 333-253006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Protagenic Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	06-1390025
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

149 Fifth Avenue

New York, New York 95134

212-994-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garo Armen

Executive Chairman

Protagenic Therapeutics, Inc.

149 Fifth Avenue

New York, New York 10010

Telephone: 212-994-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dean M. Colucci, Esq. Michelle Geller, Esq. Kelly R. Carr, Esq. Duane Morris LLP 1540 Broadway New York, NY 10036 Telephone: (973) 424-2020	Sara L. Terheggen, Esq. The NBD Group, Inc. 350 N. Glendale Avenue, Ste B522 Glendale, California 91206 Telephone: (310) 890-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-253006

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee (1)
Units consisting of:
(i) Common Stock, par value $0.0001 per share (4)		$2,530,000	$276.02
(ii) one Warrant to purchase one share of common stock, par value $0.0001 per share (5)	$
Shares of common stock, par value $0.0001 per share underlying warrants (4)		$3,035,500	$331.17
Total Registration Fee			607.19

(1)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $30,187,500 on its Registration Statement on Form S-1, as amended (File No. 333-253006) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 26, 2021 and paid a fee of $3,293.46. The Aggregate Offering Price on final pre effective amendment of the Related Registration Statement was $28,000,000 with a Registration Fee of $3,054.79. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of each class of securities to be sold under the Related Registration Statement is hereby registered. This represents only the additional number of securities being registered and does not include the securities that the Registrant previously registered on the Related Registration Statement.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Includes the offering price of units that may be purchased by the underwriters pursuant to their option.

(4)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(5)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

This registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the public offering (the “Offering”) of units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, as contemplated by the Registration Statement on Form S-1 (Registration No. 333-253006) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on February 11, 2021, as amended, and,which was declared effective on April 26, 2021. The Company is filing this 462(b) Registration Statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $5,565,500.

Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business as of April 27, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 27, 2021.

EXHIBIT INDEX

Exhibit number	Description

5.1	Opinion of Duane Morris LLP

23.1	Consent of MaloneBailey LLP

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (contained on the signature pages to Registration Statement on Form S-1)

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 26, 2021.

Protagenic Therapeutics, Inc.

By:	/s/ Garo Armen
Garo Armen
Chairman (Principal Executive Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Garo Armen	Director and Chairman of the Board	April 26, 2021
Garo Armen	(Principal Executive Officer)

/s/ ***	Chief Financial Officer	April 26, 2021
Alexander K. Arrow	(Principal Financial Officer)

/s/***	Director and Chief Medical Officer	April 26, 2021
Robert B. Stein

/s/ ***	Director	April 26, 2021
Khalil Barrage

/s/ ***	Director	April 26, 2021
Brian Corvese

/s/ ***	Director	April 26, 2021
Jennifer Buell

/s/ ***	Director	April 26, 2021
Joshua Silverman

***By:	/s/ Garo Armen
Garo Armen Attorney-in-Fact